SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 17, 2003

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
P.O. Box 10100
(6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
P.O. Box 10100
(6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

Short-Term Debt Authority

On December 17, 2003, the Public Utilities Commission of Nevada (PUCN) finalized an order that authorizes Nevada Power Company (NPC) and Sierra Pacific Power Company (SPPC) to issue additional short-term debt securities and also removes an NPC dividend payment restriction that had been imposed from an earlier PUCN Order.

The new PUCN order permits both NPC and SPPC to issue secured or unsecured short-term debt securities in an aggregate amount not to exceed $250 million for each company, through the period ending December 31, 2005. Also, the order removes an earlier PUCN restriction that had required NPC to either obtain PUCN approval or achieve an equity ratio of 42% before paying dividends to its parent company, Sierra Pacific Resources (SPR). The order permits NPC and SPPC to dividend an aggregate of $70 million per year to SPR through December 31, 2005. The PUCN modified the dividend restrictions recognizing the need for SPR to pay interest costs on outstanding debt over the next two years. The PUCN order also provides that the dividend limitation may be reviewed in a subsequent application to grant short-term debt authority and that, in the event that exigent circumstances are experienced in the interim, either NPC or SPPC may petition the PUCN to review the dollar limitation.

Both NPC and SPPC remain subject to other agreements that limit the amount and circumstances under which the utilities may declare and pay dividends. See Note 5. “Dividend Restrictions” of the Condensed Notes to the Consolidated Financial Statements included in the quarterly report on Form 10-Q for the period ended September 30, 2003, for additional information regarding the utilities’ ability to declare and pay dividends to SPR.

New Chief Financial Officer Named

On December 18, 2003, Sierra Pacific Resources (SPR) announced that Michael W. Yackira has been named executive vice president and chief financial officer of SPR, NPC and SPPC, effective immediately. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not required

(b)	Pro forma financial information.

Not required

(c)	Exhibit.

99.1 Sierra Pacific Resources- Press Release issued December 18, 2003

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sierra Pacific Resources
(Registrant)

Date:	December 18, 2003	By:	/s/ John E. Brown

John E. Brown
Vice President, Controller

Nevada Power Company
(Registrant)

Date:	December 18, 2003	By:	/s/ John E. Brown

John E. Brown
Vice President, Controller

Sierra Pacific Power Company
(Registrant)

Date:	December 18, 2003	By:	/s/ John E. Brown

John E. Brown
Vice President, Controller

Exhibit Index

Exhibit  99.1

          Sierra Pacific Resources- Press Release issued December 18, 2003.